                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (Date of earliest event Reported)  MAY 14, 1998
                                                           ------------

                           PETROMINERALS CORPORATION
                           -------------------------
            (Exact Name of Registrant as Specified in its Charter)

                                   DELAWARE
                                   --------
                (State or Other Jurisdiction of Incorporation)

                   1-6336                           95-2573652
         --------------------------          ------------------------
          (Commission File Number)       (I.R.S. Employer Identification No.)

   915 WESTMINSTER AVE., ALHAMBRA, CALIFORNIA               91803
   ------------------------------------------------------------------------
                       (Address of Principal Executive Offices)
                                  (Zip Code)

                                (626) 284-8842
                                --------------
             (Registrant's Telephone Number, Including Area Code)


         (Former Name or Former Address, if Changed Since Last Report)


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ITEM  1.    CHANGES  IN  CONTROL  OF  REGISTRANT
            ------------------------------------

          N/A

ITEM  2.    ACQUISITION  OR  DISPOSITION  OF  ASSETS
            ----------------------------------------

On May 14, 1998, Registrant closed the sale of substantially all of its operating assets to American Energy Operations, Inc., a California corporation ("AEO"), whose offices are located at 550 No. Brand Blvd., Suite 1960, Glendale, California 91203. The parties had entered into the Purchase and Sale Agreement on February 4, 1998. The assets sold consisted of all of Registrant's right, title and interest in its oil and gas wells located in the Hasley Canyon and Castaic Hills Fields, except for one lease in the Hasley
Canyon Field, and interests in four leases in the Castaic Hills Field. Also included in the sale of assets was Petrominerals fee interest in approximately 142 acres of real property in the Hasley Canyon Field, together with all personal property, equipment, pipelines and related assets used in connection with the leases or located on the Hasley Canyon real property.

The purchase price for the assets was $3,739,000 in cash and a reserved production payment of $931,000 payable in installments according to the following formula: in months when the average posted price for crude oil of 12 gravity exceeds $13.50 per barrel, AEO will pay the Registrant 50% of the difference per barrel between the average posted price and $13.50. The final purchase price was lower by $718,000 in cash and $219,000 in reserved royalty payments than the price previously reported in Registrant's Form 8K dated
February 4, 1998, and resulted from renegotiation due to the continuing decline in oil prices and the retention by Registrant of certain leasehold interests.

The purchase price is subject to adjustment upward for revenues received by AEO following the Closing from the sale of oil and liquid hydrocarbons owned by Registrant as of the Closing Date, and downward for costs and expenses allocable to Registrant for periods prior to Closing and paid by AEO. It is not anticipated that such adjustments will have a material impact on Registrant.

As part of the transaction, the Registrant also entered into an Operating Agreement with Long Beach Oil Development Company ("LBOD"), a subsidiary of AEO, whereby LBOD will operate the lease in the Hasley Canyon Field retained by Registrant.

There is no material relationship between the Registrant and AEO, nor is there any material relationship between AEO and any affiliate, director or officer of the Registrant, or any associate of such director or officer of the Registrant.

ITEM  3.    BANKRUPTCY  OR  RECEIVERSHIP
            ----------------------------

         N/A

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ITEM  4.    CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT
            -------------------------------------------------

         N/A

ITEM  5.    OTHER  EVENTS
            -------------

          N/A

ITEM  6.    RESIGNATION  OF  REGISTRANT'S  DIRECTORS
            ----------------------------------------

          N/A

ITEM  7.    FINANCIAL  STATEMENTS  AND  EXHIBITS
            ------------------------------------

(a)      Financial  Statements

              N/A

(b)      Exhibits

        (99)      Press  release  dated  May  21,  1998.


ITEM  8.    CHANGE  IN  FISCAL  YEAR
            ------------------------

          N/A

ITEM  9.    SALES  OF  EQUITY  SECURITIES  PURSUANT  TO  REGULATION  S
            ----------------------------------------------------------

          N/A

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                PETROMINERALS CORPORATION




 Date:  May 21, 1998            By:/s/ Paul L. Howard
                                   ------------------
                                    Paul L. Howard, President and
                                    Chief Financial Officer



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                           PETROMINERALS CORPORATION
                            915 WESTMINSTER AVENUE
                          ALHAMBRA, CALIFORNIA 91803

                                 818/284-8842

                           PETROMINERALS CORPORATION
              CLOSES SALE OF ASSETS TO AMERICAN ENERGY OPERATIONS


Alhambra, CA, May 21, 1998 -- Petrominerals Corporation (NASDAQ:PTRO) announced that on May 14th it closed the sale of substantially all of its oil and gas leases and producing assets, including its Hasley Canyon real estate holdings, to American Energy Operations, Inc. ("AEO"). The parties had contracted for the sale of Petrominerals assets on February 4, 1998. The purchase price of the assets consisted of $3,739,000 in cash and a reserved production payment of $931,000 payable in installments according to a formula, at such times as the average posted price of crude oil exceeds $13.50 per barrel. Petrominerals will retain ownership of the Sterling lease in the Hasley Canyon field, which will be operated for Petrominerals by a subsidiary of AEO, as well as interests in four leases located in the Castaic Hills Field.

The final purchase price was lower than previously reported when the purchase agreement was signed on February 4, 1998, by $718,000 in cash and $219,000 in reserved production payments, due to the continuing decline in posted oil prices and the retention by Petrominerals of the Sterling lease and the interests in the Castaic Hills leases.

Paul L. Howard, president of Petrominerals, hailed the sale as being in the best interests of Petrominerals' shareholders. He stated, "The closing of the sale of Petrominerals' operating assets to AEO completes the first stage of the company's long announced plan to increase shareholder value. Petrominerals' next challenge will be to locate a suitable merger candidate in the energy industry. Petrominerals' management hopes to accomplish this before the end of 1998."

Petrominerals Corporation engages in the production and marketing of crude oil and natural gas in California.

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